Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

R. E. BASSIE & CO.
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
                                         6671 Southwest Freeway, Suite 550
                                         Houston, Texas 77074-2220
                                         Tel: (713) 272-8500 Fax: (713) 272-8515
                                         E-Mail: Rebassie@aol.com





The Board of Directors and Stockholders
North Shore Capital IV Inc.:

We consent to the use in this Information Statement of North Shore Capital IV Inc. on Form 8-K of our report dated November 19, 2004 on the financial statements of Gridline Communications, Corp. appearing elsewhere in this Information Statement.

                           /s/ R. E. Bassie & Co.


Houston, Texas
December 20, 2004